EXHIBIT 10.10

ASSIGNMENT

This Assignment is made and entered into by and between Sparx, Inc., a corporation organized and existing under the laws of the State of Florida and have an address at 1358 Fruitville Road, Suite 209, Sarasota, FL 34236 (“ASSIGNOR”) and Sologic, Inc., a corporation organized and existing under the laws of the State of Delaware and having its principal place of business at 1358 Fruitville Road, Suite 209, Sarasota, FL 34236 (“ASSIGNEE”).

WITNESSETH:

WHEREAS, ASSIGNOR is the assignee under an assignment by certain individuals who are owners of rights to various patents and inventions; and

WHEREAS, ASSIGNOR desires to assign, sell and transfer to ASSIGNEE the Patent(s) (as hereinafter defined), and the inventions created using those rights, subject to the terms and conditions hereinafter set forth; and

WHEREAS, ASSIGNEE desires to acquire the Patent(s) to develop certain inventions, all subject to the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. DEFINITIONS

For purposes of this Agreement, the following terms shall have the meanings ascribed to them in this Section 1.

a. Invention(s) means Substrate With Light Display, described in U.S. Patent Application No. 60/608,783, U.S. Patent Application No. 11/219,164, U.S. Patent Application No. 60/617,263 and U.S. Patent Application No. 60/804,224 and any related patents or patent applications.

b. Patent(s) shall mean any and all patents granted to ASSIGNOR pertaining to the Invention(s), as defined herein, including U.S. or foreign patents and any other corresponding foreign patent applications and any patents which may be granted thereon including any and all patents granted on substitutes, divisions, continuations, continuations-in-part, reissues and extensions of said patents.

2. ASSIGNMENT AND SALE OF RIGHTS

ASSIGNOR hereby sells, conveys, transfers, delivers and assigns to ASSIGNEE and ASSIGNEE’S successors and assigns, all of its right, title and interest in and to the Invention(s), the applications for the Patent(s), and the Letters Patent, both foreign and domestic, that may or shall issue thereon. ASSIGNOR hereby authorizes and requests the Commissioner of Patents and Trademarks to issue said Letters Patent to ASSIGNEE, consistent with the terms of this Assignment. ASSIGNOR shall retain no rights whatsoever to the Invention(s) or the Patent(s), including, but not limited to, the right to use, license or sublicense the Patent(s). The parties acknowledge that the royalty payments and other consideration to be paid by ASSIGNEE to ASSIGNOR with regard to this Assignment are set forth in a separate agreement between them.

3. FURTHER ACTS AND AGREEMENTS

ASSIGNOR hereby covenants and agrees with ASSIGNEE that ASSIGNOR will not execute any writing or do any act whatsoever conflicting with the terms of this Assignment and that ASSIGNOR will, upon request from ASSIGNEE, without further or additional consideration, execute such additional assignments or other documents and perform such additional acts as ASSIGNEE may deem necessary or desirable to perfect ASSIGNEE’s enjoyment of this grant, and render all necessary assistance in making application for and obtaining original, divisional, continuation, continuation-in-part, renewal, continuing, reissued or extended Letters Patent of the United States, or of any and all foreign countries, on said Invention(s), and in enforcing any rights or chose in action accruing as a result of such applications or patents, by giving testimony in any proceedings or transactions involving such applications or patents, and by executing preliminary statements and other affidavits, it being understood that the foregoing covenant and agreement shall bind, and inure to the benefit of, the assigns and legal representatives of both parties.

IN WITNESS WHEREOF, this Assignment has been executed on behalf of the parties hereto be effective as of the date first above written.

ASSIGNOR

SPARX, INC., a Florida corporation

BY:	/s/ Carl L. Smith, III
Carl L. Smith, III, President

ASSIGNEE

SOLOGIC, INC., a Delaware corporation

BY:	/s/ Carl L. Smith, III
Carl L. Smith, III, Chairman and CEO